                                                                                                                  EXHIBIT 3.2
                                                      BYLAWS

                                                        OF

                                       SYNTHETIC FIXED-INCOME SECURITIES, INC.

Section 1.  LAW, CERTIFICATE OF INCORPORATION AND BYLAWS

                  1.1.  These  bylaws are  subject to the  certificate  of  incorporation  of the  corporation.  In these bylaws,  references to law, the certificate of  incorporation  and bylaws mean the law, the provisions of the certificate of incorporation and the bylaws as from time to time in effect.

Section 2.  STOCKHOLDERS

                  2.1.  Annual  Meeting.  The annual  meeting of  stockholders  shall be held at ten o'clock on the first  Tuesday in June in each year,  unless  that day is a legal  holiday at the place  where the meeting is to be held, in which case the meeting shall be held at the same hour on the next  succeeding day not a legal holiday,  or at such other date and time as shall be  designated  from time to time by the board of directors  and stated in the notice of the meeting,  at which they shall elect a board of directors and transact  such other  business as may be required by law or these bylaws or as may properly come before the meeting.

                  2.2.  Special  Meetings.  A special meeting of the  stockholders may be called at any time by the chairman of the board,  if any, the  president or the board of  directors.  A special  meeting of the  stockholders shall be called by the  secretary,  or in the case of the death,  absence,  incapacity or refusal of the secretary, by an  assistant  secretary  or some other  officer,  upon  application  of a majority of the  directors.  Any such application  shall  state the purpose or purposes  of the  proposed  meeting.  Any such call shall state the place, date, hour, and purposes of the meeting.

                  2.3.  Place of Meeting.  All  meetings of the  stockholders  for the election of directors or for any other  purpose  shall be held at such place within or without the State of Delaware as may be  determined  from time to time by the  chairman  of the  board,  if any,  the  president  or the board of  directors.  Any  adjourned session of any meeting of the stockholders shall be held at the place designated in the vote of adjournment.

                  2.4.  Notice  of  Meetings.  Except  as  otherwise  provided  by law,  a  written  notice of each meeting of  stockholders  stating  the place,  day and hour  thereof  and,  in the case of a special  meeting,  the purposes  for which the  meeting  is called,  shall be given not less than ten nor more than sixty days  before the meeting, to each stockholder  entitled to vote thereat,  and to each stockholder who, by law, by the certificate of incorporation  or by these  bylaws,  is entitled to notice,  by leaving such notice with him or at his residence or usual place of business,  or by  depositing it in the United States mail,  postage  prepaid,  and addressed to such stockholder  at his address as it appears in the  records of the  corporation.  Such  notice  shall be given by the secretary,  or by an officer or person  designated by the board of directors,  or in the case of a special  meeting by the officer  calling the meeting.  As to any  adjourned  session of any meeting of  stockholders,  notice of the adjourned  meeting  need not be given if the time

and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty days or if after the adjournment a new record date is set for the adjourned session, notice of any such  adjourned  session of the meeting  shall be given in the manner  heretofore  described.  No notice of any meeting of  stockholders  or any adjourned  session  thereof need be given to a stockholder  if a written waiver of notice,  executed  before or after the meeting or such  adjourned  session by such  stockholder,  is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted  at, nor the purpose of, any meeting of the  stockholders  or any adjourned  session  thereof need be specified in any written waiver of notice.

                  2.5.  Quorum of  Stockholders.  At any  meeting  of the  stockholders  a quorum as to any  matter shall  consist of a majority  of the votes  entitled  to be cast on the  matter,  except  where a larger  quorum is required by law, by the  certificate of  incorporation  or by these bylaws.  Any meeting may be adjourned from time to time by a majority  of the votes  properly  cast upon the  question,  whether or not a quorum is  present.  If a quorum is present at an original  meeting,  a quorum need not be present at an adjourned  session of that  meeting.
Shares of its own stock  belonging  to the  corporation  or to another  corporation,  if a  majority  of the shares entitled to vote in the election of directors of such other  corporation is held,  directly or  indirectly,  by the corporation,  shall neither be entitled to vote nor be counted for quorum  purposes;  provided,  however,  that the foregoing shall not limit the right of any  corporation to vote stock,  including but not limited to its own stock, held by it in a fiduciary capacity.

                  2.6.  Action  by Vote.  When a quorum  is  present  at any  meeting,  a  plurality  of the  votes properly  cast for  election to any office  shall elect to such  office and a majority of the votes  properly  cast upon any  question  other than an election to an office  shall  decide the  question,  except when a larger vote is required by law, by the  certificate  of  incorporation  or by these  bylaws.  No ballot  shall be required for any election  unless  requested  by a  stockholder  present or  represented  at the meeting and entitled to vote in the election.

                  2.7. Action without  Meetings.  Unless  otherwise  provided in the certificate of  incorporation, any action  required or permitted to be taken by stockholders  for or in connection  with any corporate  action may be taken without a meeting,  without prior notice and without a vote, if a consent or consents in writing,  setting forth the action so taken,  shall be signed by the holders of  outstanding  stock  having not less than the minimum number of votes  that  would be  necessary  to  authorize  or take such  action  at a meeting  at which all  shares entitled to vote  thereon  were  present and voted and shall be  delivered  to the  corporation  by delivery to its registered office in Delaware by hand or certified or registered mail, return receipt  requested,  to its principal place of business or to an officer or agent of the corporation  having custody of the book in which  proceedings of meetings  of  stockholders  are  recorded.  Each such  written  consent  shall bear the date of  signature  of each stockholder  who signs the consent.  No written  consent shall be effective to take the corporate  action  referred to  therein  unless  written  consents  signed by a number of  stockholders  sufficient  to take  such  action  are delivered to the  corporation  in the manner  specified in this  paragraph  within sixty days of the earliest dated consent so delivered.

                  If action is taken by consent of stockholders  and in accordance with the foregoing,  there shall be filed with the records of the meetings of stockholders the writing or writings comprising such consent.

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                  If action is taken by less than unanimous  consent of  stockholders,  prompt notice of the taking of such  action  without a meeting  shall be given to those who have not  consented  in writing  and a  certificate signed  and  attested  to by the  secretary  that such  notice  was given  shall be filed  with the  records of the meetings of stockholders.

                  In the event that the action which is  consented to is such as would have  required the filing of a  certificate  under any  provision of the General  Corporation  Law of the State of Delaware,  if such action had been voted upon by the stockholders at a meeting thereof,  the certificate  filed under such provision shall state, in lieu of any statement  required by such provision  concerning a vote of  stockholders,  that written consent has been given under  Section 228 of said General  Corporation  Law and that written  notice has been given as provided in such Section 228.

                  2.8.  Proxy  Representation.  Every  stockholder  may authorize  another person or persons to act for him by proxy in all matters in which a stockholder  is entitled to  participate,  whether by waiving  notice of any meeting,  objecting to or voting or  participating  at a meeting,  or expressing  consent or dissent  without a meeting.  Every  proxy must be signed by the  stockholder  or by his  attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date unless such proxy  provides for a longer  period.  A duly executed proxy shall be  irrevocable  if it states  that it is  irrevocable  And,  if, and only as long as, it is coupled  with an interest  sufficient  in law to  support  an  irrevocable  power.  A proxy may be made  irrevocable  regardless  of whether  the  interest  with  which it is  coupled  is an  interest  in the  stock  itself  or an  interest  in the corporation  generally.  The  authorization of a proxy may but need not be limited to specified  action,  provided, however,  that if a proxy  limits its  authorization  to a meeting or meetings of  stockholders,  unless  otherwise specifically  provided such proxy shall entitle the holder  thereof to vote at any adjourned  session but shall not be valid after the final adjournment thereof.

                  2.9.  Inspectors.  The  directors  or the person  presiding  at the  meeting  may,  but need not, appoint one or more  inspectors of election and any substitute  inspectors to act at the meeting or any adjournment thereof.  Each  inspector,  before  entering  upon  the  discharge  of his  duties,  shall  take  and  sign an oath faithfully  to execute the duties of inspector at such meeting with strict  impartiality  and according to the best of his ability.  The inspectors,  if any, shall determine the number of shares of stock  outstanding and the voting power of each, the shares of stock represented at the meeting,  the existence of a quorum,  the validity and effect of proxies, and shall receive votes,  ballots or consents,  hear and determine all challenges and questions arising in  connection  with the right to vote,  count and tabulate all votes,  ballots or consents,  determine the result, and do such acts as are proper to conduct the  election or vote with  fairness to all  stockholders.  On request of the person presiding at the meeting,  the inspectors  shall make a report in writing of any challenge,  question or matter determined by them and execute a certificate of any fact found by them.

                  2.10.  List of  Stockholders.  The  secretary  shall  prepare and make,  at least ten days before every meeting of stockholders,  a complete list of the stockholders  entitled to vote at such meeting,  arranged in alphabetical  order and showing the address of each  stockholder  and the number of shares  registered in his name.
The stock ledger  shall be the only  evidence as to who are  stockholders  entitled to examine such list or to vote in person or by proxy at such meeting.

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Section 3.  BOARD OF DIRECTORS

                  3.1.  Number.  The number of directors  which shall  constitute the whole board shall not be less than one nor more than six in number.  Thereafter,  within the foregoing  limits,  the  stockholders  at the annual meeting  shall  determine  the number of directors  and shall elect the number of directors as  determined.  Within the  foregoing  limits,  the  number  of  directors  may be  increased  at any  time  or  from  time to time by the stockholders  or by the  directors by vote of a majority of the directors  then in office.  The number of directors may be  decreased  to any number  permitted  by the  foregoing  at any time  either by the  stockholders  or by the directors  by vote of a majority of the  directors  then in office,  but only to  eliminate  vacancies  existing by reason of the death, resignation or removal of one or more directors.  Directors need not be stockholders.

                  3.2.  Tenure.  Except as otherwise  provided by law, by the  certificate of  incorporation  or by these  bylaws,  each  director  shall hold office until the next annual  meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

                  3.3.  Powers.  The  business  and  affairs  of the  corporation  shall be managed by or under the direction of the board of directors  who shall have and may exercise all the powers of the  corporation  and do all such lawful  acts and things as are not by law,  the  certificate  of  incorporation  or these  bylaws  directed or required to be exercised or done by the stockholders.

                  3.4.  Vacancies.  Vacancies and any newly created  directorships  resulting  from any increase in the number of directors  may be filled by vote of the  stockholders  at a meeting  called for the purpose,  or by a majority of the directors then in office,  although less than a quorum, or by a sole remaining  director.  When one or more  directors  shall resign from the board,  effective at a future date, a majority of the  directors  then in office,  including those who have resigned,  shall have power to fill such vacancy or vacancies, the vote or action by writing  thereon to take effect when such  resignation or  resignations  shall become  effective.  The directors shall have and may exercise  all their  powers  notwithstanding  the  existence  of one or more  vacancies in their number,  subject to any  requirements  of law or of the certificate of  incorporation  or of these bylaws as to the number of directors required for a quorum or for any vote or other actions.

                  3.5.  Committees.  The board of  directors  may,  by vote of a majority of the whole  board,  (a)
designate,  change the membership of or terminate the existence of any committee or  committees,  each committee to consist of one or more of the  directors;  (b)  designate  one or more  directors as alternate  members of any such committee  who may replace any absent or  disqualified  member at any meeting of the  committee;  and (c) determine the extent to which each such  committee  shall have and may  exercise  the powers of the board of directors in the management  of the  business  and affairs of the  corporation,  including  the power to  authorize  the seal of the corporation  to be affixed to all papers which  require it and the power and  authority to declare  dividends or to authorize  the  issuance  of  stock;  excepting,  however,  such  powers  which  by  law,  by  the  certificate  of incorporation  or by these bylaws they are prohibited  from so delegating.  In the absence or  disqualification  of any member of such committee and his alternate,  if any, the member or members  thereof  present at any meeting and not disqualified from voting,  whether or not constituting a quorum, may unanimously  appoint another member of the board of  directors  to act at the meeting in the place of any such absent or  disqualified  member.  Except as the board of directors may  otherwise  determine,  any  committee  may make rules for the conduct of its business,  but unless  otherwise  provided by the board or such rules,  its business shall be conducted as nearly as may be in the same manner as is provided by these bylaws for

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the conduct of business by the board of directors.  Each committee  shall keep regular  minutes of its meetings and report the same to the board of directors upon request.

                  3.6.  Regular  Meetings.  Regular  meetings of the board of directors may be held without call or notice at such  places  within or  without  the State of  Delaware  and at such times as the board may from time to time determine,  provided that notice of the first regular meeting following any such determination  shall be given to absent  directors.  A regular meeting of the directors may be held without call or notice  immediately after and at the same place as the annual meeting of stockholders.

                  3.7.  Special  Meetings.  Special  meetings of the board of directors may be held at any time and at any place within or without the State of Delaware  designated  in the notice of the meeting,  when called by the chairman of the board,  if any,  the  president,  or by one-third  or more in number of the  directors,  reasonable notice  thereof  being given to each  director  by the  secretary  or by the  chairman  of the board,  if any,  the president or any one of the directors calling the meeting.

                  3.8.  Notice.  It shall be  reasonable  and  sufficient  notice to a director  to send  notice by mail at least  forty-eight  hours or by telegram at least  twenty-four hours before the meeting addressed to him at his usual or last known  business or residence  address or to give notice to him in person or by telephone at least twenty-four  hours  before the meeting.  Notice of a meeting need not be given to any director if a written  waiver of  notice,  executed  by him before or after the  meeting,  is filed with the  records of the  meeting,  or to any director who attends the meeting  without  protesting  prior thereto or at its  commencement  the lack of notice to him.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

                  3.9.  Quorum.  Except as may be otherwise  provided by law, by the  certificate of  incorporation or by these bylaws,  at any meeting of the directors a majority of the directors then in office shall  constitute a quorum;  a quorum shall not in any case be less than  one-third of the total number of directors  constituting  the whole  board.  Any meeting may be  adjourned  from time to time by a majority of the votes cast upon the  question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                  3.10.  Action  by Vote.  Except  as may be  otherwise  provided  by law,  by the  certificate  of incorporation  or by these bylaws,  when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

                  3.11.  Action  Without a Meeting.  Any action  required or  permitted  to be taken at any meeting of the board of  directors  or a committee  thereof may be taken  without a meeting if all the members of the board or of such committee,  as the case may be, consent thereto in writing,  and such writing or writings are filed with the records of the meetings of the board or of such  committee.  Such consent  shall be treated for all purposes as the act of the board or of such committee, as the case may be.

                  3.12.  Participation  in Meetings by  Conference  Telephone.  Members of the board of  directors, or any committee  designated  by such board,  may  participate  in a meeting of such board or committee by means of conference  telephone  or similar  communications  equipment  by means of which all  persons  participating  in the meetings  can hear  each  other or by any  other  means  permitted  by law.  Such  participation  shall  constitute presence in person at such meeting.

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                  3.13.  Compensation.  In the  discretion  of the board of  directors,  each  director may be paid such fees for his services as director and be reimbursed for his reasonable  expenses  incurred in the  performance of his duties as director as the board of  directors  from time to time may  determine.  Nothing  contained in this section  shall be  construed  to preclude  any director  from  serving the  corporation  in any other  capacity and receiving reasonable compensation therefor.

                  3.14.  Interested Directors and Officers.

                  (a) No contract  or  transaction  between the  corporation  and one or more of its  directors  or officers,  or between the corporation and any other corporation,  partnership,  association,  or other organization in which one or more of the  corporation's  directors  or officers are  directors or officers,  or have a financial interest,  shall be void or voidable  solely for this reason,  or solely because the director or officer is present at or participates in the meeting of the board or committee  thereof which  authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                           (1) the  material  facts as to his  relationship  or interest  and as to the contract or transaction  are  disclosed  or are known to the board of  directors  or the  committee,  and the board or committee in good faith  authorizes the contract or transaction by the affirmative  votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                           (2) the  material  facts as to his  relationship  or interest  and as to the contract or transaction are disclosed or are known to the stockholders  entitled to vote thereon,  and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                           (3) the  contract  or  transaction  is fair as to the  corporation  as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

                  (b) Common or interested  directors may be counted in  determining  the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

Section 4.  OFFICERS AND AGENTS

                  4.1.  Officers.  The officers of the corporation shall be a president,  a treasurer,  a secretary and such  other  officers,  if any,  as the board of  directors  from time to time may in its  discretion  elect or appoint  including  without  limitation a chairman of the board, one or more vice presidents and a controller.  The corporation  may also have such agents,  if any, as the board of directors  from time to time may in its discretion choose.  Any  officer  may be but none need be a director or  stockholder.  Any two or more  offices may be held by the same person.  Any officer may be required by the board of directors to secure the faithful  performance  of his duties to the  corporation  by giving bond in such amount and with  sureties or otherwise as the board of directors may determine.

                  4.2.  Powers.  Subject to law, to the certificate of  incorporation  and to the other  provisions of these bylaws,  each officer  shall have, in addition to the duties and powers herein set forth,

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such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

                  4.3.  Election.  The officers  may be elected by the board of  directors  at their first  meeting following  the  annual  meeting  of the  stockholders  or at any other  time.  At any time or from time to time the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

                  4.4.  Tenure.  Each officer  shall hold office until the first  meeting of the board of directors following the next annual meeting of the  stockholders  and until his respective  successor is chosen and qualified unless a shorter  period shall have been  specified by the terms of his  election or  appointment,  or in each case until he sooner dies,  resigns,  is removed or becomes  disqualified.  Each agent shall retain his authority at the pleasure  of the  directors,  or the  officer by whom he was  appointed  or by the  officer  who then  holds  agent appointive power.

                  4.5.  Chairman of the Board of  Directors;  President  and Vice  President.  The  chairman of the board,  if any,  shall  have  such  duties  and  powers  as shall be  designated  from time to time by the board of directors.  Unless the board of directors otherwise  specifies,  the chairman of the board, or if there is none the chief  executive  officer,  shall  preside,  or  designate  the person who shall  preside,  at all  meetings of the stockholders and of the board of directors.

                  Unless the board of directors  otherwise  specifies,  the president  shall be the chief executive officer and shall have direct charge of all business  operations of the corporation  and, subject to the control of the directors, shall have general charge and supervision of the business of the corporation.

                  Any vice  presidents  shall have such duties and powers as shall be set forth in these  bylaws or as shall be designated from time to time by the board of directors or by the president.

                  4.6.  Treasurer  and Assistant  Treasurers.  Unless the board of directors  otherwise  specifies, the  treasurer  shall be the chief  financial  officer of the  corporation  and shall be in charge of its funds and valuable  papers,  and shall have such other duties and powers as may be designated  from time to time by the board of  directors  or by the  president.  If no  controller  is  elected,  the  treasurer  shall,  unless  the board of directors otherwise specifies, also have the duties and powers of the controller.

                  Any assistant  treasurers  shall have such duties and powers as shall be designated  from time to time by the board of directors, the president or the treasurer.

                  4.7.  Controller  and Assistant  Controllers.  If a controller is elected,  he shall,  unless the board of directors  otherwise  specifies,  be the chief  accounting  officer of the corporation and be in charge of its books of account and  accounting  records,  and of its accounting  procedures.  He shall have such other duties and powers as may be designated from time to time by the board of directors, the president or the treasurer.

                  Any assistant  controller  shall have such duties and powers as shall be designated  from time to time by the board of directors, the president, the treasurer or the controller.

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                  4.8.  Secretary and Assistant  Secretaries.  The secretary  shall record all  proceedings  of the stockholders,  of the board of directors  and of  committees of the board of directors in a book or series of books to be kept therefor and shall file therein all actions by written  consent of  stockholders  or  directors.  In the absence  of the  secretary  from any  meeting,  an  assistant  secretary,  or if there be none or he is  absent,  a temporary  secretary  chosen at the meeting,  shall record the  proceedings  thereof.  Unless a transfer  agent has been  appointed,  the secretary shall keep or cause to be kept the stock and transfer  records of the  corporation, which shall contain the names and record addresses of all  stockholders and the number of shares  registered in the name of each  stockholder.  He shall have such other  duties and powers as may from time to time be  designated  by the board of directors or the president.

                  Any assistant  secretaries  shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

Section 5.  RESIGNATIONS AND REMOVALS

                  5.1.  Any director or officer may resign at any time by  delivering  his  resignation  in writing to the chairman of the board,  if any, the  president,  or the secretary or to a meeting of the board of directors.
Such  resignation  shall be effective upon receipt unless specified to be effective at some other time, and without in either case the necessity of it being accepted  unless the  resignation  shall so state.  A director  (including persons  elected by directors to fill  vacancies in the board) may be removed from office with or without  cause by the vote of the holders of a majority of the shares  issued and  outstanding  and  entitled to vote in the election of directors.  The board of directors may at any time remove any officer  either with or without  cause.  The board of directors  may at any time  terminate or modify the  authority  of any agent.  No director or officer  resigning and  (except  where a right to receive  compensation  shall be  expressly  provided  in a duly  authorized  written agreement with the  corporation)  no director or officer  removed shall have any right to any  compensation as such director or officer for any period  following  his  resignation  or removal,  or any right to damages on account of such  removal,  whether his  compensation  be by the month or by the year or  otherwise;  unless,  in the case of a resignation,  the  directors,  or, in the case of removal,  the body acting on the  removal,  shall in their or its discretion provide for compensation.

Section 6.  VACANCIES

                  6.1. If the office of the  president  or the  treasurer  or the  secretary  becomes  vacant,  the directors  may elect a  successor  by vote of a majority  of the  directors  then in  office.  If the office of any other  officer  becomes  vacant,  any  person or body  empowered  to elect or  appoint  that  officer  may choose a successor.  Each such successor  shall hold office for the unexpired  term,  and in the case of the president,  the treasurer  and the  secretary  until his  successor  is chosen and  qualified or in each case until he sooner dies, resigns,  is  removed or becomes  disqualified.  Any  vacancy of a  directorship  shall be filled as  specified  in
Section 3.4 of these bylaws.

Section 7.  CAPITAL STOCK

                  7.1.  Stock  Certificates.  Each  stockholder  shall be  entitled  to a  certificate  stating the number and the class and the  designation of the series,  if any, of the shares held by him, in such form as

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shall, in conformity to law, the certificate of  incorporation  and the bylaws,  be prescribed from time to time by the board of directors.  Such certificate shall be signed by the chairman or vice chairman of the board, if any, or the  president  or a vice  president  and by the  treasurer or an  assistant  treasurer  or by the  secretary or an assistant  secretary.  Any of or all the  signatures  on the  certificate  may be a facsimile.  In case an officer, transfer agent, or registrar who has signed or whose facsimile  signature has been placed on such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the  corporation  with the same effect as if he were such officer,  transfer agent, or registrar at the time of its issue.

                  7.2. Loss of  Certificates.  In the case of the alleged  theft,  loss,  destruction or mutilation of a certificate  of stock, a duplicate  certificate  may be issued in place  thereof,  upon such terms,  including receipt of a bond sufficient to indemnify the  corporation  against any claim on account  thereof,  as the board of directors may prescribe.

Section 8.  TRANSFER OF SHARES OF STOCK

                  8.1.  Transfer  on  Books.  Subject  to the  restrictions,  if any,  stated or noted on the stock certificate,  shares  of  stock  may be  transferred  on the  books  of the  corporation  by the  surrender  to the corporation  or its transfer  agent of the  certificate  therefor  properly  endorsed or  accompanied  by a written assignment and power of attorney properly  executed,  with necessary  transfer stamps affixed,  and with such proof of the  authenticity  of  signature  as the  board  of  directors  or the  transfer  agent of the  corporation  may reasonably  require.  Except as may be otherwise  required by law, by the certificate of  incorporation or by these bylaws,  the  corporation  shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes,  including the payment of dividends and the right to receive  notice and to vote or to give any consent  with  respect  thereto and to be held  liable for such calls and  assessments,  if any, as may lawfully be made thereon,  regardless of any transfer,  pledge or other  disposition of such stock until the shares have been properly transferred on the books of the corporation.

                  It shall be the duty of each stockholder to notify the corporation of his post office address.

                  8.2.  Record Date and Closing  Transfer  Books.  In order that the  corporation may determine the stockholders  entitled to notice of or to vote at any  meeting of  stockholders  or any  adjournment  thereof,  the board of directors  may fix a record date,  which record date shall not precede the date upon which the  resolution fixing the record  date is adopted by the board of  directors,  and which  record date shall not be more than sixty nor  less  than  ten days  before  the  date of such  meeting.  If no such  record  date is  fixed by the  board of directors,  the record  date for  determining  the  stockholders  entitled  to notice of or to vote at a meeting of stockholders  shall be at the close of business on the day next preceding the day on which notice is given,  or, if notice is waived,  at the close of  business  on the day next  preceding  the day on which the  meeting is held.  A determination  of stockholders of record entitled to notice of or to vote at a meeting of stockholders  shall apply to any  adjournment of the meeting;  provided,  however,  that the board of directors may fix a new record date for the adjourned meeting.

                  In order that the  corporation  may determine the  stockholders  entitled to consent to corporate action in writing  without a meeting,  the board of directors  may fix a record  date,  which

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record date shall not precede the date upon which the resolution  fixing the record date is adopted by the board of directors,  and which  date shall not be more than ten days  after the date upon  which the  resolution  fixing the record date is adopted by the board of directors.  If no such record date has been fixed by the board of directors, the record date for determining  stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the General Corporation Law of the State of Delaware,
shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the  corporation by delivery to its  registered  office in Delaware by hand or certified or registered mail,  return receipt  requested,  to its principal  place of business or to an officer or agent of the corporation having custody of the book in which  proceedings of meetings of  stockholders  are recorded.  If no record date has been  fixed by the board of  directors  and prior  action by the board of  directors  is  required  by the  General
Corporation  Law of the State of  Delaware,  the record date for  determining  stockholders  entitled to consent to corporate  action in writing  without a meeting  shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

                  In order that the corporation may determine the  stockholders  entitled to receive payment of any dividend or other  distribution  or  allotment  of any rights or to  exercise  any rights in respect of any change, conversion or exchange of stock,  or for the purpose of any other lawful  action,  the board of directors may fix a record  date,  which  record date shall not precede  the date upon which the  resolution  fixing the record date is adopted,  and which  record  date  shall be not more than  sixty  days  prior to such  payment,  exercise  or other action.  If no such record date is fixed,  the record date for determining  stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 9.  CORPORATE SEAL

                  9.1.  Subject to  alteration by the  directors,  the seal of the  corporation  shall consist of a flat-faced  circular  die  with the  word  "Delaware"  and the name of the  corporation  cut or  engraved  thereon, together with such other words, dates or images as may be approved from time to time by the directors.

Section 10.  EXECUTION OF PAPERS

                  10.1.  Except as the board of  directors  may  generally or in  particular  cases  authorize  the execution thereof in some other manner, all deeds, leases,  transfers,  contracts,  bonds, notes, checks, drafts or other  obligations  made,  accepted or endorsed by the corporation shall be signed by the chairman of the board, if any, the president, a vice president or the treasurer.

Section 11.  FISCAL YEAR

                  11.1.  The fiscal year of the corporation shall end on December 31.

Section 12.  AMENDMENTS

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                  12.1.  These  bylaws may be adopted,  amended or repealed by vote of a majority of the  directors then in office  or by vote of a  majority  of the stock  outstanding  and  entitled  to vote.  Any  bylaw,  whether adopted,  amended or repealed by the  stockholders or directors,  may be amended or reinstated by the  stockholders or the directors.

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